                                                                   EXHIBIT 99(c)

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                       SECURITIES AND EXCHANGE COMMISSION

SECURITIES ACT OF 1933
RELEASE NO. 8403 / MARCH 17, 2004

SECURITIES EXCHANGE ACT OF 1934
RELEASE NO. 49432 / MARCH 17, 2004

ACCOUNTING AND AUDITING ENFORCEMENT
RELEASE NO. 1978 / MARCH 17, 2004

ADMINISTRATIVE PROCEEDING
FILE NO. 3-11436


                                   :      ORDER INSTITUTING CEASE-AND-
IN THE MATTER OF                   :      DESIST PROCEEDINGS PURSUANT
                                   :      TO SECTION 8A OF THE SECURITIES
         CMS ENERGY CORP. AND      :      ACT OF 1933 AND SECTION 21C OF
         TERRY WOOLLEY,            :      THE SECURITIES EXCHANGE ACT
                                   :      OF 1934, MAKING FINDINGS AND
              RESPONDENTS.         :      IMPOSING A CEASE-AND-DESIST
                                   :      ORDER




                                       I.

         The Securities and Exchange Commission ("Commission") deems it appropriate that cease-and-desist proceedings be, and hereby are, instituted pursuant to Section 8A of the Securities Act of 1933 (the "Securities Act") and
Section 21C of the Securities Exchange Act of 1934 (the "Exchange Act") against CMS Energy Corp. ("CMS") and Terry Woolley ("Woolley") (collectively, "Respondents").

                                       II.

         In anticipation of the institution of these proceedings, CMS and Woolley have submitted Offers of Settlement ("Offers") that the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings contained herein, except that CMS and Woolley admit the Commission's jurisdiction over them and over the subject matter of these proceedings, CMS and Woolley consent to the entry of this

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Order Instituting Cease-and-Desist Proceedings Pursuant to Section 8A of the
Securities Act of 1933 and Section 21C of the Securities Exchange Act of 1934, Making Findings and Imposing a Cease-and-Desist Order.

                                      III.
                                    FINDINGS

The Commission makes the following findings:(1)

         A.       RESPONDENTS

         CMS is a Michigan corporation with its principal place of business in Jackson, Michigan. CMS's shares are registered with the Commission under Section 12(b) of the Exchange Act and trade on the New York Stock Exchange under the symbol "CMS." CMS is an integrated energy company operating in the United States and in selected markets worldwide. During all relevant times, CMS, through its subsidiaries, owned and operated a regulated public utility, sold energy into various unregulated markets and engaged in independent power production and oil and gas exploration and production. During the relevant period, CMS's energy-trading division, CMS Marketing Services & Trading ("MS&T"), was active in retail marketing of electricity and wholesale trading of electricity and natural gas.

         WOOLLEY, age 56, of Houston, Texas, was MS&T's Controller from January 1997 until December 2001, when he elected early retirement. As Controller, Woolley was responsible for MS&T's financial accounting.

         B.       FACTS

                  1.       INTRODUCTION

         CMS materially overstated its revenues, expenses and energy-trading volumes in 2000 and 2001 through the use of undisclosed round-trip energy transactions conducted by its Houston-based energy-trading division, MS&T.(2) These overstatements appeared in Commission filings, earnings releases and investor presentations. The round-trip trades had no impact on CMS's net earnings.

         The round-trip trades were massive pre-arranged transactions involving simultaneous purchases and sales of electric power or natural gas with the same counterparty for the same volume and at the same price, with no delivery contemplated and with neither party making any

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(1) The findings herein are made pursuant to Respondents' Offers and are not binding on any other person or entity in these or any other proceedings.

(2) Round-trip trades have been referred to variously as "Brag-a-Watts," "volumetric" deals, "wash" trades, "net-zero" trades and "zero-margin" trades. The term "round-trip" came into common usage after the practice was made public in May 2002 and will be used in this Order.


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profit. By recording revenues and expenses from the round-trip trades, CMS overstated its revenues and expenses by a total of $5.2 billion over a one-year period: $1.0 billion (10% of revenue) in 2000, and $4.2 billion (36% of revenue) for the first three quarters of 2001. Likewise, CMS overstated MS&T's reported energy-trading volume by 78% in 2000 and 72% in 2001.

         MS&T's round-trip trades lacked economic substance. Their purpose was to elevate MS&T into the top 20 tier ("Top 20") of industry publication volume rankings by inflating the division's apparent trading activity. MS&T's management thought that the appearance of robust business activity through MS&T's membership in the Top 20 would generate business for MS&T, specifically long-term power marketing arrangements and additional power trading.

         Although CMS conducted the round trip trades to boost its trading volume, the trades also had the effect of inflating artificially CMS's revenues and expenses. In fact, in part because of the inflated revenues CMS moved from number 287 on the 1999 Fortune 500 list -- which is based on revenues -- to number 156 on the 2001 Fortune 500 list. Over the course of the round-trip trading, CMS referenced revenue and trading volume that included the trades in its periodic filings with the Commission, registration statements, press releases, earnings conference calls and investor presentations.

         In early 2002, while auditing CMS's financial statements for inclusion in its 2001 Form 10-K, CMS's outside auditor required CMS to reclassify the revenues and expenses from the round-trip trades on a net, rather than gross basis -- eliminating the financial statement impact of the trades.(3) Although CMS reclassified the revenues and expenses in the 2001 10-K, it did not disclose the relevant details of the energy trades, or disclose the amount -- $4.2 billion -- of revenue CMS eliminated from its financial statements. It was not until two months later, when the round-trip trades became the subject of the Commission's inquiry and media attention, that CMS finally disclosed the details underlying the reclassification. In addition, due to apparent oversight on the part of CMS and its auditor, CMS failed to eliminate from its financial statements the $1 billion of revenue associated with the round-trip trades CMS conducted in 2000.

                  2.       ROUND-TRIP TRADING BEGINS AT MS&T

         Before 2000, MS&T was a small component of CMS's business. In the Fall of 1999, CMS decided to expand into wholesale energy trading and recruited a new chief executive to head MS&T.(4) CMS, which operates the largest public utility in Michigan, was forecasting

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(3) The round-trip trades involve simultaneous purchases and sales at the same price; thus, they offset completely. If a company records them "gross," the company's financial statements will include revenues from the purported sale and expenses from the purported purchase. If the company records them "net," however, its financial statements will include neither revenue nor expense from the transactions, because they cancel each other out.

(4) The executive had previously been employed as the head of the trading operations of another energy company, Reliant Energy, Inc. As discussed below, Reliant was the counterparty on the vast majority of CMS's round-trip


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double-digit earnings growth at the time, based chiefly on the anticipated activities of CMS's unregulated business units, including MS&T. At the same time CMS publicly promoted MS&T as the primary vehicle for CMS's future growth. After hiring the new chief executive to expand MS&T's business, CMS moved MS&T's trading operations from Michigan to Houston, the hub of the energy-trading industry. MS&T developed a strategy that emphasized marketing to cooperatives and municipalities in the hope of landing long-term contracts for the sale of electric power.

         MS&T's chief executive believed increasing MS&T's trading volume would be helpful in marketing MS&T, in light of her conclusion that some municipalities and cooperatives conducted business only with prominently ranked energy companies, such as those in the Top 20. MS&T ranked 36th among all power traders in 1998, but had fallen to 56th by the end of the second quarter of 2000.

                  3.       ROUND-TRIP ELECTRIC POWER TRADING AT MS&T

         The first round-trip trade occurred in July 2000.(5) This transaction, involving 10 million megawatt hours and priced at $380 million, was approximately 1,000 times larger than the typical power trade. MS&T had calculated this volume as sufficient to land CMS in the Top 20. MS&T's accounting system automatically recorded the revenues and expenses from the trade in MS&T's books and records on a gross basis. CMS's chief accounting officer approved recording the gross revenues and expenses from the trade. Thus, MS&T reported $380 million in revenue (for the purported sale) and $380 million in expenses (for the purported purchase).

         After the first trade, MS&T entered into additional round-trip trades each quarter in order to maintain a Top 20 ranking. The MS&T trader would communicate with his counterpart by telephone or e-mail in order to pre-arrange the trades' terms. The volumes were typically in the range of 10-20 million megawatt hours. MS&T recorded revenues and expenses from the trades in each instance.

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transactions. On May 12, 2003, the Commission issued a settled cease-and-desist order arising in part from Reliant's round-trip trading. In the Matter of Reliant Resources, Inc. and Reliant Energy, Inc., Rel. Nos. 33-8232 and 34-47828; AAE Rel. No. 1780. In the order, the Commission found that Reliant had violated the antifraud, reporting, record keeping and internal controls provisions of the federal securities laws.

(5) In July 2000, prior to entering into the first round trip trade, MS&T entered into a netting agreement with Reliant. The agreement, which was standard with all MS&T counterparties, provided for the net settlement of financial obligations resulting from trades between the two parties. It is a common practice in the wholesale energy business to settle offsetting delivery obligations on a net basis with a book entry. To illustrate, if CMS sold 100 megawatts of electric power to a counterparty, and purchased 50 megawatts from the same counterparty at the same price, the net book entry would require delivery of only 50 megawatts by CMS to the counterparty. Likewise, there would be only one payment: the counterparty's payment to CMS for 50 megawatts. Because round-trip trades entail, by definition, the same quantities and prices of the same commodities at the same delivery point, the netting agreement and the book entry settlement eliminated the need for either CMS or Reliant to exchange commodities or cash.



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                  4.       CMS'S EFFORTS TO AVOID PUBLIC
                           DETECTION OF ROUND-TRIP TRADING

         Although the round-trip trades were no secret within MS&T, the MS&T trader responsible for the trades tried to conceal the practice, fearing that public detection would defeat the purpose of round-tripping by exposing the fiction behind MS&T's status as a major energy trader. Beginning in the fourth quarter of 2000, the MS&T trader responsible for the trades disguised the trades by splitting them into multiple increments, for delivery in different geographic regions, with slight price differentials.

         MS&T continued to disguise the trades in the first and second quarters of 2001. On June 1, 2001, an industry publication noted large volumes of trading activity between MS&T and Reliant: "CMS and Reliant traded about 20 million Mwh, lifting CMS up from the rank of 56th a year ago to 18th for first-quarter 2001."(6) In August 2001, a second industry publication article noted that MS&T "has Reliant as a counterparty for about 90% of its power sales."(7) The articles caused concern that the true nature of the trades would be detected, and prompted MS&T to seek out another round-trip counterparty. On November 15, 2001, MS&T and the new counterparty entered into what the latter called "Operation Volume" -- two round-trip power trades so large that MS&T's counterparty had to override its trading platform's volume limits to execute them. The trades involved a combined total of more than 25 million megawatt hours of electricity.

                  5.       MS&T'S NATURAL GAS ROUND-TRIP TRADE

         In addition to the extensive electric power round-trip trading, MS&T conducted one natural gas round-trip trade. MS&T's chief executive personally directed one of MS&T's traders to enter the trade into MS&T's trading system, and personally furnished that trader with the terms. This large volume gas transaction occurred on June 1, 2001 and MS&T recorded the revenue, expense and volume for the trade.

                  6.       THE AUDITOR'S GUIDANCE

                           a.      LATE 2000 AND EARLY 2001

         After a member of the independent auditor's team examining MS&T ("the MS&T audit team") discovered the first round trip trade in its third quarter 2000 review of CMS's financial statements, the audit engagement partner discussed it with CMS's chief accounting officer. At that time, the engagement partner had not fully analyzed the accounting treatment of the trade, but believed, from discussions between the MS&T audit team and MS&T representatives, that it was a

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(6) Platt's Electric Power Daily, Latest Ranking of Power Sellers Shows Big
Sales Boost: Are West's Woes Responsible? (June 1, 2001).

(7) Platt's Power Markets Week, Volatility, Restructuring Boosts Volume; 2Q Reaches 1.5 Billion Mwh (Aug. 20, 2001).


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one-time transaction (a "one-off"). On that basis CMS's auditor did not object to the recording of the gross revenues and expenses in CMS's third quarter 2000 financial statements filed with its Form 10-Q.(8)

         CMS engaged in approximately $620 million of round trip trades in the fourth quarter of 2000. The revenues and expenses from the fourth quarter 2000 trades were recorded in CMS' income statement appended to its 2000 Form 10-K filed with the Commission. There is no evidence that CMS' auditors explicitly approved, or even discussed with CMS, the recording of revenues and expenses associated with those round trip trades.

         Before CMS filed its Form 10-Q for the first quarter of 2001, CMS and its auditor discussed the inclusion of $1.2 billion of gross revenues and expenses from round-trip trades that occurred during the first quarter. CMS's auditor understood that the trades were simultaneous, with no physical delivery or margin, were documented the same as any other transaction and lacked economic substance. The auditor did not object to recording the gross revenues and expenses on CMS's first quarter 2001 financial statements, but stated that his staff would continue researching the accounting treatment of the round-trip trades.

                           b.      SECOND QUARTER 2001

         After CMS filed its first quarter 2001 Form 10-Q containing $1.2 billion in round-trip-trading revenue, CMS's independent auditor further researched whether the accounting for the trades was proper. Members of the MS&T audit team concluded in May 2001 that the revenues and expenses from the round-trip trades should be recorded on a net basis -- contrary to MS&T's (and CMS's) practice. The MS&T audit team informed Woolley of its conclusion, but neither Woolley nor the MS&T audit team notified Woolley's CMS superiors in Michigan of the recommended change in accounting.

         During the review of MS&T's second quarter 2001 financial statements, the MS&T audit team specifically inquired whether additional round-trip trades had occurred. In response, Woolley told them that he believed there was only one relatively small ($50 million) round-trip trade, but in fact there was approximately $2 billion of round-trip trades in the quarter. CMS presented the revenues and expenses from the round-trip trades on a gross basis in the financial statements incorporated in its second-quarter 2001 Form 10-Q, despite the MS&T audit team's conclusion that such treatment was inappropriate.

                           c.      THIRD AND FOURTH QUARTER 2001

         In October 2001, but prior to the filing of CMS's third quarter Form 10-Q, CMS's auditor instructed CMS that the revenues and expenses from round-trip trades could be recorded only if:

                      o The parties to the trade bear both credit and performance risk;

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(8) CMS's fiscal year ends on December 31st.


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                      o  Title to the related commodity transfers to the buyer;
                         and

                      o Settlement is for the gross proceeds (checks must be exchanged and cashed for the gross amount of the transaction).

         The round-trip trades -- which involved no risk, no net transfer of title and no exchange of cash -- could not satisfy these criteria. Nevertheless, CMS reported in the third quarter of 2001 the revenues and expenses from MS&T's third quarter round-trip trades, resulting in material financial misstatements.(9) As division controller, Woolley was responsible for communicating MS&T's financial information to CMS's chief accounting officer and he did not ensure that the results of the round-trip trades were removed from the financial data reported to CMS's chief accounting officer.

                  7.       CMS'S 2001 FORM 10-K: CMS RECLASSIFIES
                           THE FINANCIAL RESULTS OF THE ROUND-TRIP TRADES

         On March 24, 2002, CMS's auditors advised CMS that the financial results of the round-trip trades conducted in 2001 would have to be reclassified to record them all on a net basis.(10) In the Form 10-K CMS filed with the Commission on March 29, 2002, operating revenues were reclassified to eliminate the results of round-trip trades. CMS, after consulting with its auditors, discussed the reclassification in the following footnote to CMS's financial statements:

                  RECLASSIFICATIONS: During 2001, CMS Energy entered into several energy trading contracts with counterparties. The impact of these trades increased operating revenue with a corresponding increase in operating expenses. During the fourth quarter of 2001, it was determined that under SFAS No. 133 and related interpretations, these trades should have been recorded on a net basis. First, second, and third quarter operating revenue and operating expenses have been restated from the amounts previously reported to reflect these trades on a net basis. There was no impact on previously reported consolidated net income.

         CMS did not explain in the footnote that the round-trip trades were pre-arranged with a single counterparty, lacked economic substance and were conducted for the sole purpose of inflating MS&T's volume statistics. Nor did CMS indicate in the footnote the amount of

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(9) MS&T conducted additional round-trip trades in November and December of
2001, although the revenues from those trades never appeared in public filings.

(10) CMS failed to take steps, however, to ensure that the round-trip trades conducted in 2000 were also reclassified.



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revenue, $4.2 billion, subject to the reclassification.(11) As a result, the footnote was materially misleading. Moreover, CMS did not otherwise disclose the round-trip trades in the Management's Discussion and Analysis section of its 2001 Form 10-K.

                  8.       PUBLIC REFERENCES TO TRADING VOLUMES AND REVENUES

         During the period of round-trip trading -- third quarter 2000 through year-end 2001 -- CMS issued publicly materially misleading information. CMS included artificially inflated revenues and trading volumes associated with the round-trip trading in its periodic filings with the Commission, registration statements, quarterly earnings press releases, investor presentations, and reports to industry publications.

                           a.      FILINGS WITH THE COMMISSION

         CMS set forth the percentage increases in MS&T's trading volume in the "Results of Operations" portion of its Commission filings. CMS's third quarter 2000 Form 10-Q provided, "The volumes of marketed natural gas and power traded increased 72 percent and over 1000 percent respectively [as compared to third quarter 1999]." (Emphasis added). Similar statements regarding percentage increases appeared in each Form 10-Q during the relevant period, with the exception of the second quarter 2001, which contained only the raw volume statistics in terms of megawatts of power and btu's of natural gas.(12) Those volumes were also inflated due to round-trip trading.

         During the relevant period, CMS filed with the Commission several registration statements in connection with offerings of its securities.(13) The registration statements incorporate by reference the materially misleading Forms 10-Q and the 2000 Form 10-K, including the financial statements incorporated in the filings.

                           b.      QUARTERLY EARNINGS RELEASES

         CMS's quarterly earnings releases contained a paragraph citing the annual gross revenues of the company. This revenue figure increased dramatically each quarter, from $6 billion in the second quarter of 2000 to $15 billion in the third quarter of 2001, due chiefly to the round-trip trading. However, CMS failed to disclose in the releases the source of the increasing revenues (i.e., round-trip trades) or the amount of the related expenses. Beginning with the third quarter 2000 earnings release, CMS attributed the increasing revenues to "lower-margin" energy marketing and trading, without disclosing the existence and amount of "no-margin" trades. For example, the first

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(11) The reclassification footnote cross-referenced a table in another portion of CMS's 2001 Form 10-K showing quarterly financial figures for 2000 and 2001, including the reclassified revenues. The table, however, did not provide a comparison with the previously reported revenues and expenses.

(12) Specifically, such statements appeared in CMS's third-quarter 2000 Form 10-Q, 2000 Form 10-K, and Forms 10-Q for the first and third quarters of 2001, as well as the 2001 Form 10-K.

(13) CMS filed the following registration statements during the relevant period: a Form S-3 on December 15, 2000, December 22, 2000, and December 12, 2001, and a Form S-8 on April 11, 2001.


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quarter 2001 earnings release provides, "First quarter operating revenue totaled
$4.13 billion, up 126 percent from $1.83 billion in the first quarter of 2000, due largely to significantly increased lower-margin energy marketing and trades." (Emphasis added). The phrase "lower-margin" implies that the trading involved some margin whereas, in fact, the round-trip trades were zero margin transactions. This phrase appeared in each quarterly earnings release through the year-end 2002 release, in which CMS abruptly dropped any mention of revenues.

                           c.      INVESTOR PRESENTATIONS

         Investor presentations and quarterly earnings web-cast conference calls occasionally involved discussions of MS&T's growth, specifically MS&T's increasing revenues and trading volumes. For example, during the first quarter 2001 earnings web-cast, a CMS executive emphasized MS&T's planned growth. Reading from web-cast slides that reflected graphically $4.5 billion in MS&T revenues, volume increases during 2000 of 1000% and planned doubling of volumes for 2001, one executive stated: "We don't focus on volumes for volume sake. We focus on really what kind of growth we're making in this business and I'll show you toward the end the overall growth in earnings that we've seen there as well." (Emphasis added). The referenced volumes were principally the result of round-trip trades, which had no impact on MS&T's or CMS's earnings, and which, in fact, were conducted to elevate MS&T's energy trading volume ranking.

                                       IV.
                                LEGAL DISCUSSION

         A. CMS'S ANTIFRAUD VIOLATIONS: SECTION 17(a) OF THE SECURITIES ACT, AND SECTION 10(b) OF THE EXCHANGE ACT AND RULE 10b-5 THEREUNDER

         Section 17(a) of the Securities Act prohibits employing a fraudulent scheme or making material misrepresentations and omissions in the offer or sale of a security. Section 10(b) of the Exchange Act and Rule 10b-5, thereunder, prohibit the same conduct, if committed in connection with the purchase or sale of securities. To violate these provisions, the alleged misrepresentations or omitted facts must be material. Information is deemed material upon a showing of a substantial likelihood that the omitted facts would have been important to a reasonable investor. Basic, Inc. v. Levinson, 485 U.S. 224 (1988).

         Establishing violations of the antifraud provisions of the Securities Act and Exchange Act requires a showing of scienter. Aaron v. SEC, 446 U.S. 680
(1980).(14) Scienter is the "mental state embracing intent to deceive, manipulate or defraud." Ernst & Ernst v. Hochfelder, 425 U.S. 185, 193 (1976). The Fifth Circuit Court of Appeals has held that scienter is established by a showing that the defendants acted intentionally or with severe recklessness. See Broad v. Rockwell International Corp., 642 F.2d 929 (5th Cir.) (en banc), cert. denied, 454 U.S. 965 (1981).

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(14) While the scienter requirement applies to Section 17(a)(1) of the
Securities Act, actions pursuant to Sections 17(a)(2) and 17(a)(3) of the Securities Act do not require such a showing. Id.


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         CMS violated the antifraud provisions of the Securities Act and the
Exchange Act. As demonstrated in this Order's findings, CMS's round-trip trading scheme created a false picture of robust business activity and dramatically overstated CMS's reported revenues, expenses and trading volumes -- in violation of Section 17(a) of the Securities Act and Section 10(b) of the Exchange Act and Rule 10b-5 thereunder. Due to the round-trip trades' impact on CMS's financial statements and CMS's failure to disclose the round-trip trades, CMS materially misrepresented its revenues and expenses. There is a substantial likelihood that these false representations and omissions would have been important to a reasonable investor because they depicted business activity that was without economic substance.

         CMS's failure to disclose the round-trip trades would have violated the antifraud provisions, even if CMS's accounting for the trades had technically conformed to Generally Accepted Accounting Principles ("GAAP") -- which it did not. CMS's accounting treatment did not conform to GAAP, as the round-trip trades did not constitute legitimate sales or generate any actual revenue. (See Statement of Financial Accounting Concepts No. 5; see also Staff Accounting Bulletin 101). As the Fourth Circuit pointed out in Malone v. Microdyne Corp.:

                  The Financial Accounting Standards of GAAP and the antifraud rules promulgated under Section 10(b) of the 1934 Act serve similar purposes, and courts have often treated violations of the former as indicative that the latter were also violated. The prohibitions contained in GAAP and in Rule 10b-5, however, are not perfectly coextensive. In some circumstances, courts have found defendants liable for securities fraud under Rule 10b-5 despite having complied with GAAP.

26 F.3d 471, 478 (4th Cir. 1994)(citations omitted).

         B.       CMS'S REPORTING VIOLATIONS: SECTION 13(a) OF THE
                  EXCHANGE ACT AND RULES 12b-20, 13a-1 AND 13a-13 THEREUNDER

         Section 13(a) of the Exchange Act requires issuers such as CMS to file periodic reports with the Commission containing such information as the Commission prescribes by rule. Exchange Act Rule 13a-1 requires issuers to file annual reports, and Exchange Act Rule 13a-13 requires issuers to file quarterly reports. Under Exchange Act Rule 12b-20, the reports must contain, in addition to disclosures expressly required by statute and rules, such other information as is necessary to ensure that the statements made are not, under the circumstances, materially misleading. The obligation to file reports includes the requirement that the reports be true and correct. United States v. Bilzerian, 926 F.2d 1285, 1298 (2d Cir.), cert. denied, 502 U.S. 813 (1991). The reporting provisions are violated if false and misleading reports are filed. SEC
v. Falstaff Brewing Corp., 629 F.2d 62, 67 (D.C. Cir. 1980). Scienter is not an element of a Section 13(a) violation. SEC v. Savoy Indus., Inc., 587 F.2d 1149,1167 (D.C. Cir. 1978).




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         CMS violated these provisions by filing a third quarter 2000 Form 10-Q,
2000 Form 10-K, first, second and third quarter 2001 Forms 10-Q and a 2001 Form 10-K that were false and misleading. By failing to disclose the round-trip trades in the reports, while, at the same time, recognizing the revenues, expenses and volumes associated with the trades, CMS filed misleading periodic reports.


         C.       CMS'S BOOKS AND RECORDS AND INTERNAL CONTROLS VIOLATIONS:
                  SECTIONS 13(b)(2)(A) AND 13(b)(2)(B) OF THE EXCHANGE ACT

         Section 13(b)(2)(A) of the Exchange Act requires all issuers to make and keep books, records, and accounts that, in reasonable detail, accurately and fairly reflect their transactions and dispositions of their assets. Scienter and materiality are not elements of primary violations of this provision. SEC v. World-Wide Coin Inv., Ltd., 567 F. Supp. 724, 749-50 (N.D. Ga. 1983). CMS, through its treatment of the round-trip trades, violated Section 13(b)(2)(A) by failing to keep books, records and accounts that accurately and fairly reflected its assets and financial results.

         Section 13(b)(2)(B) of the Exchange Act requires issuers to devise and maintain an adequate system of internal accounting controls. Scienter and materiality are not elements of a violation of this provision. World-Wide Coin, 567 F. Supp. at 749-50. CMS violated Section 13(b)(2)(B) by failing to devise and maintain a system of internal controls sufficient to ensure that the results of round-trip trades would be excluded from CMS's public disclosures. Moreover, CMS's reporting of revenue derived from these transactions was inconsistent with GAAP. (See Statement of Financial Accounting Concepts No. 5; see also Staff Accounting Bulletin 101).

         D.       WOOLLEY CAUSED CMS'S VIOLATIONS

         By recording revenues and expenses from the round-trip trades in MS&T's books and records and submitting the entries to CMS's accounting group for inclusion in CMS's periodic reports, press releases and earnings releases, Woolley was a cause of CMS's antifraud, reporting, record keeping and internal controls violations. Additionally, Woolley caused these violations by failing to notify his superiors of the MS&T auditor's recommendation to record the revenues and expenses associated with the round-trip trades on a net, rather than gross, basis. Specifically, Woolley was a cause of CMS's violations of Section 17(a) of the Securities Act, Sections 10(b), 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act, and Rules 10b-5, 12b-20, 13a-1 and 13a-13 thereunder.

                                       V.

         The Commission finds that CMS violated, and that Woolley was a cause of CMS's violations of Section 17(a) of the Securities Act, and Sections 10(b), 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act, and Rules 10b-5, 12b-20,
13a-1 and 13a-13 thereunder.




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                                       VI.

         In view of the foregoing, the Commission deems it appropriate to impose the sanctions specified in the Respondents' Offers.

         Accordingly, IT IS HEREBY ORDERED, pursuant to Section 8A of the Securities Act and Section 21C of the Exchange Act, that:

         A. Respondent CMS cease and desist from committing or causing any violation and any future violation of Section 17(a) of the Securities Act, and Sections 10(b), 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act and Rules 10b-5, 12b-20, 13a-1 and 13a-13 thereunder; and that

         B. Respondent Woolley cease and desist from committing or causing any violation and any future violation of Section 17(a) of the Securities Act, and
Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and from causing any violation of Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act and Rules 12b-20, 13a-1 and 13a-13 thereunder.

         By the Commission.


                                                              Jonathan G. Katz
                                                              Secretary


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